AMENDMENT TO
                             Participation Agreement

     This amendment to the Participation Agreement ("Amendment") is entered into and is effective this 29th day of June, 2001 by and among IDS Life Insurance Company of New York (the "Company") and MFS Variable Insurance Trust (the "Trust"), and Massachusetts Financial Services Company ("MFS").

     WHEREAS, the parties to this Amendment have previously executed that certain Participation Agreement dated September 29, 2000 ("Agreement");

     WHEREAS, the parties to this Amendment wish to amend the Agreement to comply with applicable federal and state privacy laws and regulations; and

     WHEREAS, the parties to this Amendment wish to amend Schedule A pursuant to the terms of the Agreement.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1. Use of Nonpublic Personal Information. The Company, the Trust and MFS agree to take all necessary steps to comply with applicable regulations protecting the privacy of consumer and customer financial information (as defined in such regulations). To the extent the Trust or MFS or agents of either provide the Company with any nonpublic personal information (as defined in such regulations) to perform services or functions on behalf of the Trust or MFS, the Company agrees (i) not to disclose or use any such information for any purpose other than to carry out the purposes for which the Trust, MFS or their agents disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes; and
     (ii) to contractually require all its agents, representatives, or any other party to whom the Company may provide access to or disclose nonpublic personal information to limit the use and disclosure of nonpublic personal information to that purpose. To the extent the Company or its agents provide the Trust, MFS or their agents with any nonpublic personal information to perform services or functions on the Company's behalf, the Trust, MFS and their agents agree (i) not to disclose or use any such information for any purpose other than to carry out the purposes for which the Company disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes; and (ii) to contractually require all their agents, representatives, or any other party to whom the Trust, MFS or their agents may provide access to or disclose nonpublic personal information to limit the use and disclosure of nonpublic personal information to that purpose. The Company, the Trust and MFS agree to adopt policies and procedures that address administrative, technical and physical safeguards for the protection of customer records and information.

2. Schedule A is deleted in its entirety and replaced with the Schedule A as attached hereto.

3. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

IDS LIFE INSURANCE COMPANY
OF NEW YORK                          Attest:

By:  /s/ Timothy V. Bechtold         By:   /s/ Mary Ellyn Minenko
         --------------------                  -------------------
Printed                              Printed
Name:    Timothy V. Bechtold         Name:     Mary Ellyn Minenko
As Its:  President                   As Its:   Assistant Secretary


MFS VARIABLE INSURANCE TRUST        MASSACHUSETTS FINANCIAL
                                    SERVICES COMPANY

By:  /s/ James R. Bordewick, Jr.    By:    /s/ Arnold D. Scott
         -----------------------               ------------------
Printed                             Printed
Name:    James R. Bordewick, Jr.    Name:      Arnold D. Scott
As Its:  Assistant Secretary        As Its:    Senior Executive Vice President

                                                            As of June 29 , 2001

                                   SCHEDULE A

                        Accounts, Policies and Portfolios
                     Subject to the Participation Agreement

===================================== ================================== ============================ =============================
           Name of Separate                                                       Share Class
           Account and Date                     Policies Funded            (Initial or Service Class)             Portfolios
  Established by Board of Directors           by Separate Account                                           Applicable to Policies

===================================== ================================== ============================ =============================
IDS Life of New York                  American Express Retirement Advisor       Service Class         MFS(R) Investors Growth Stock
Variable Annuity Account              Variable Annuity(R)                                             Series
(formerly ID Life of New York         (New York)                                                      MFS(R) New Discovery Series
Flexible Portfolio Annuity Account)                                                                   MFS(R) Utilities Series
April 17, 1996                        American Express(R)Retirement
                                      Advisor Advantage Variable Annuity
                                      (New York)
IDS Life of New York
Account 8                             IDS Life of New York Variable
September 12, 1985                    Universal Life Insurance

                                      ID Life of New York Variable
                                      Universal Life III

                                      IDS Life of New York Variable
                                      Second-To-Die Life Insurance

                                      IDS Life of New York Succession
                                      Select Variable Life Insurance
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